LOAN AGREEMENT

August 31, 2015

KF Business Ventures, LP (the “Lender”) with an address located at 10866 Wilshire Boulevard, Suite 1500, Los Angeles, California 90024, advanced USD$200,000 (the “Principal Sum”) to Triton Emission Solutions Inc. (the “Borrower”) with the registered address at 151 San Francisco St, Suite 201, San Juan, PR 00901. The Lender advanced the funds on August 31, 2015.

The Principal Sum is to accumulate interest at the rate of 6% per year compounded monthly (the “Interest”) from August 31, 2015.  In addition, The Borrower acknowledges that it will be obligated to repay any costs that the Lender may incur in trying to collect the Principal Sum and the Interest.

The Lender acknowledges that the Principal Sum together with accrued interest is to be repaid not earlier than 90 days following the execution of the Loan Agreement.

The Borrower will evidence the debt and the repayment of the Principal Sum and the Interest with a promissory note in the attached form.

LENDER	BORROWER
KF Business Ventures, LP	Triton Emission Solutions Inc.

Per:

/s/ Robert Kopple	/s/ Anders Aasen
By: Robert Kopple	By: Anders Aasen, CEO

PROMISSORY NOTE

Principal Amount: USD$200,000	August 31, 2015

FOR VALUE RECEIVED Triton Emission Solutions Inc., (the “Borrower”) of 151 San Francisco St, Suite 201, San Juan, PR 00901 promises to pay not earlier than 90 days following execution of this Promissory Note to the order of KF Business Ventures, LP (the “Lender”) with an address located at 10866 Wilshire Boulevard, Suite 1500, Los Angeles, California 90024, the sum of USD$200,000 (the “Principal Sum”) together with the accumulated Interest.

For the purposes of this promissory note, Interest Rate means six (6) per cent per year.  Interest at the Interest Rate must be calculated and compounded monthly not in advance from and including the Effective Date (for an effective rate of 6.17% per annum calculated monthly), and is payable together with the Principal Sum not earlier than 90 days following execution of this Promissory Note.

The Borrower waives presentment, protest, notice of protest and notice of dishonour of this promissory note.

BORROWER

Triton Emission Solutions Inc.

Per:

/s/ Anders Aasen

By: Anders Aasen, CEO